SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Pain Therapeutics, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Pain Therapeutics, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 25, 2006

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Pain Therapeutics, Inc. (the “Company”), a Delaware corporation, will be held on Thursday, May 25, 2006 at 10:00 a.m., local time, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation located at 650 Page Mill Road, Palo Alto, California, 94304, for the following purposes:

1.	To elect Remi Barbier, Vernon R. Loucks, Jr. and Sanford R. Robertson as Class III Directors to serve for three-year terms and until their successors are duly elected and qualified (Proposal One);

2.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2006 (Proposal Two); and

3.	To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on April 6, 2006 are entitled to notice of and to vote at the meeting.

Sincerely,
/s/ Michael J. O'Donnell
Michael J. O’Donnell
Secretary

South San Francisco, California

April 6, 2006

YOUR VOTE IS IMPORTANT

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS. THE PROXY STATEMENT AND THE RELATED PROXY FORM ARE BEING DISTRIBUTED ON OR ABOUT APRIL 20, 2006. YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:

•	COMPLETE AND RETURN A WRITTEN PROXY CARD

•	ATTEND THE COMPANY’S 2006 ANNUAL MEETING OF STOCKHOLDERS AND VOTE

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD.

PAIN THERAPEUTICS, INC.

416 Browning Way

South San Francisco, California 94080

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of the Board of Directors of Pain Therapeutics, Inc. (which we will refer to as the “Company” throughout this Proxy Statement) for use at the Annual Meeting of Stockholders to be held at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation located at 650 Page Mill Road, Palo Alto, California, 94304, on Thursday, May 25, 2006, at 10:00 a.m., local time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company’s principal executive offices are located at the address listed at the top of the page and the telephone number is (650) 624-8200.

The Company’s Annual Report and Annual Report on Form 10-K, containing financial statements for the fiscal year ended December 31, 2005, are being mailed together with these proxy solicitation materials to all stockholders entitled to vote. This Proxy Statement, the accompanying Proxy, the Company’s Annual Report and Annual Report on Form 10-K will first be mailed on or about April 20, 2006 to all stockholders entitled to vote at the meeting.

THE COMPANY SHALL PROVIDE WITHOUT CHARGE TO ANY STOCKHOLDER SOLICITED BY THESE PROXY SOLICITATION MATERIALS A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, TOGETHER WITH THE FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE ANNUAL REPORT ON FORM 10-K, UPON REQUEST OF A STOCKHOLDER MADE IN WRITING TO PAIN THERAPEUTICS, INC., 416 BROWNING WAY, SOUTH SAN FRANCISCO, CALIFORNIA, 94080, ATTN: SENIOR MANAGER OF INVESTOR RELATIONS.

Record Date and Share Ownership

Stockholders of record at the close of business on April 6, 2006 (which we will refer to as the “Record Date” throughout this Proxy Statement) are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof. The Company has one series of common shares issued and outstanding, designated as Common Stock, $0.001 par value per share (the “Common Stock”) and one series of undesignated Preferred Stock, $0.001 par value per share (the “Preferred Stock”). As of the Record Date, 120,000,000 shares of Common Stock were authorized and 44,094,260 shares were issued and outstanding. As of the Record Date, 10,000,000 shares of Preferred Stock were authorized and none were issued or outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (A) delivering to the Company at its principal offices (Attention: Senior Manager of Investor Relations) (i) a written notice of revocation or (ii) a duly executed proxy bearing a later date or (B) attending the meeting and voting in person.

Voting

On all matters, each share has one vote. See Proposal One — Election of Three Class III Directors — Vote Required.

Solicitation of Proxies

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company’s Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-Votes

Votes cast by proxy or in person at the Annual Meeting (“Votes Cast”) will be tabulated by the Inspector of Elections (the “Inspector”) who will be a representative from Mellon Investor Services LLC, the Company’s Transfer Agent and Registrar. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting.

The Inspector will treat shares that are voted WITHHELD or ABSTAIN as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted (i) for the election of the nominees for director set forth herein; (ii) for the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm to the Company; and (iii) upon such other business as may properly come before the Annual Meeting or any adjournment thereof, but will not be voted in the election of directors other than as provided in (i) above.

If a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will be considered as present with respect to establishing a quorum for the transaction of business. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will therefore not be considered “Votes Cast” and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

Deadline for Receipt of Stockholder Proposals

Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the Company’s bylaws and the rules established by the Securities and Exchange Commission (the “SEC”), under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under these requirements, proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2007 Annual Meeting of Stockholders must be received by the Company no later than December 21, 2006. A copy of the relevant bylaw provisions related to stockholder proposals is available upon written request to: Pain Therapeutics, Inc., 416 Browning Way, South San Francisco, California, 94080, Attention: Senior Manager of Investor Relations.

PROPOSAL ONE

ELECTION OF THREE CLASS III DIRECTORS

Nominees

The Company’s Board of Directors has six authorized directors and currently consists of six members. The Company has a classified Board of Directors, which is divided into three classes of directors whose terms expire at different times. The three classes are currently comprised of the following directors:

•	Class I consists of Michael J. O’Donnell and Nadav Friedmann, Ph.D., M.D. who will serve until the 2007 Annual Meeting of Stockholders;

•	Class II consists of Robert Z. Gussin, Ph.D., who will serve until the 2008 Annual Meeting of Stockholders; and

•	Class III consists of Remi Barbier, Vernon R. Loucks, Jr. and Sanford R. Robertson, who will serve until the 2006 Annual Meeting of Stockholders and who stand for re-election as Class III directors at such meeting.

At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election and until their successors have been duly elected and qualified.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s nominees named below, who are currently directors of the Company. The nominees have consented to be named as nominees in the proxy statement and to continue to serve as directors if elected. If the nominee becomes unable or declines to serve as a director or if additional persons are nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of the nominees listed below if possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees), and the specific nominees to be voted for will be determined by the proxy holders.

The nominees for the Class III Directors and their biographical information are as follows:

•	Remi Barbier’s biographical information can be found below in the Directors and Executive Officers section.
•	Vernon R. Loucks, Jr.’s biographical information can be found below in the Directors and Executive Officers section.
•	Sanford R. Robertson’s biographical information can be found below in the Directors and Executive Officers section.

The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the Company’s Annual Meeting of Stockholders held in 2009 or until a successor has been elected and qualified. Other than the relationships noted in the section “Employment and Other Agreements,” there are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.

Vote Required

The director will be elected by a plurality vote of the shares of the Company’s Common Stock present or represented and entitled to vote on this matter at the meeting. Accordingly, the candidates receiving the highest number of affirmative votes of shares represented and voting on this proposal at the meeting will be elected as a director of the Company. Votes withheld from a nominee and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but, because directors are elected by a plurality vote, will have no impact once a quorum is present. See “Quorum; Abstentions; Broker Non-Votes.”

THE CLASS I AND II DIRECTORS RECOMMEND THAT

STOCKHOLDERS VOTE FOR THE CLASS III NOMINEES LISTED ABOVE.

PROPOSAL TWO

RATIFICATION OF SELECTION OF ERNST & YOUNG LLP

AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO THE COMPANY

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006

The Board of Directors and the Audit Committee have selected Ernst & Young LLP, independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2006, and recommend that the stockholders vote for ratification of such selection. Although action by stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the selection or ratification, the Board of Directors and the Audit Committee, in their discretion, may direct the selection of a new independent registered public accounting firm at any time during the year, if the Board of Directors and the Audit Committee determine that such a change would be in the best interest of the Company.

A representative of Ernst & Young LLP is expected to be present at the meeting and will be afforded the opportunity to make a statement if he or she desires to do so, and is also expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

STOCKHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF

ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

Principal Accounting Fees and Services

Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years, in each of the following categories are:

	Years Ended December 31,
	2005	2004
Audit Fees	$236,946	$258,900
Audit-Related Fees	—	—
Tax Fees	26,680	12,000
Other Fees	—	—

	$263,626	$270,900

Ernst & Young LLP served as the Company’s independent registered public accounting firm for the years ended December 31, 2005 and 2004.

Audit fees include fees associated with the Annual Reports on Form 10-K (including fees associated with attestation pursuant to the Sarbanes-Oxley Act of 2002); follow-on offerings of common stock completed in 2004; the Quarterly Reports on Form 10-Q; issuance of consents relating to registration statement filings with the SEC; and all services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings. Tax fees include tax compliance services. The Company did not incur audit-related or other fees in the years ended December 31, 2005 and 2004.

All auditing services and non-audit services provided to the Company by our independent registered public accounting firm are required to be pre-approved by the Audit Committee. Any pre-approval of non-audit services by Ernst & Young LLP includes making a determination that the provision of the services is compatible with maintaining the independence of Ernst & Young LLP as an independent registered public accounting firm. In addition, the Audit Committee has delegated pre-approval authority to the Chairperson of the Audit Committee, provided that the Chairperson still reports any decisions to pre-approve such audit and non-audit services to the Audit Committee at its next regularly scheduled meeting. All services for audit and tax fees for the years ended December 31, 2005 and 2004 as set forth in the table above were pre-approved by the Company’s Audit Committee.

Directors and Executive Officers

The following table sets forth for each Class I Director, the Class II Director, each Class III Director and the executive officers of the Company, their ages and present positions with the Company as of the Record Date.

Name	Age	Position
Remi Barbier	46	President, Chief Executive Officer, Chairman of the Board of Directors and Class III Director
Nadav Friedmann, Ph.D., M.D.	63	Chief Medical and Operating Officer and Class I Director
Peter S. Roddy	46	Vice President and Chief Financial Officer
Grant L. Schoenhard, Ph.D.	61	Chief Scientific Officer
Robert Z. Gussin, Ph.D. (1)(2)(3)	68	Class II Director
Vernon R. Loucks, Jr. (1)(3)	71	Class III Director
Michael J. O’Donnell, Esq. (3)	47	Class I Director and Secretary
Sanford R. Robertson (1)(2)(3)	74	Class III Director

(1)	Member of Audit Committee.
(2)	Member of Compensation Committee.
(3)	Meets the definition of independence under the National Association of Securities Dealers, Inc. listing standards.

There is no family relationship between any director or executive officer of the Company.

Remi Barbier, the Company’s founder, has served as President, Chief Executive Officer and Chairman of the Board of Directors since the Company’s inception in 1998. Prior to that time, Mr. Barbier helped in the growth or founding of: Exelixis Inc., a functional genomics company, ArQule, a chemistry company, and EnzyMed (now owned by Albany Molecular Research), a chemistry company. Mr. Barbier served as Chief Operating Officer of Exelixis from January 1996 to May 1998. Mr. Barbier was Vice President of Corporate Development and Clinical Project Manager of Xoma Corporation, a biotechnology company, from October 1993 to December 1995. Mr. Barbier is a director of Poetic Genetics, Inc. and an advisor to Mendel Biotechnology, Inc. Mr. Barbier received his B.A. from Oberlin College and his M.B.A. from the University of Chicago.

Nadav Friedmann, Ph.D., M.D. has served as a director of Pain Therapeutics, Inc. since 1998. Dr. Friedmann has served as Chief Operating Officer since October 2001 and Chief Medical and Operating Officer since 2004. Dr. Friedmann is the owner and President of EMET Research Inc., a consulting firm in the pharmaceutical industry. Dr. Friedmann was President and Chief Executive Officer of Daiichi Pharmaceutical Corporation, a pharmaceutical company, from 1997 to April 2000, and was a consultant to the Board of Directors of Daiichi Pharmaceutical Co., Ltd. in Tokyo from 1995 to 1997. From 1992 to 1995, Dr. Friedmann served as Vice President, Clinical Research at Xoma Corporation. From 1980 to 1991, Dr. Friedmann held various leadership positions with Johnson & Johnson, a healthcare company (“J&J”), including the position of Vice President and Head of Research of the J&J Biotechnology Center. Prior to that, Dr. Friedmann was Medical Director of Abbott Laboratories. Dr. Friedmann received his M.D. from the Albert Einstein College of Medicine, and his Ph.D. in Biochemistry from the University of California, San Diego.

Peter S. Roddy has served as Chief Financial Officer since 2002 and as Vice President and Chief Financial Officer since July 2004. From 1990 to 2002, Mr. Roddy held a variety of senior management positions at COR Therapeutics, Inc. (now Millennium Pharmaceuticals, Inc.), a biopharmaceutical company, including Senior Vice President, Finance and Chief Financial Officer between 2000 and 2002. Prior to 1990, Mr. Roddy held a variety of positions at Price Waterhouse & Company, Hewlett Packard Company and MCM Laboratories, Inc. Mr. Roddy received his B.S. in Business Administration from the University of California, Berkeley.

Grant L. Schoenhard, Ph.D. has served as Chief Scientific Officer since 2001. From 2000 to 2001, Dr. Schoenhard was the Vice President of Preclinical Development. During 2000, Dr. Schoenhard was a consultant and provided pharmacodynamic research and development services to various organizations. From 1998 to 2000, Dr. Schoenhard was Senior Director of Pharmacokinetics, Drug Metabolism and Pharmacology at Genentech, Inc., a biotechnology company. From 1974 to 1998, Dr. Schoenhard held various management positions, including Executive Director of Pharmacokinetics, Drug Metabolism and Radiochemistry at Searle, a pharmaceutical company owned by Monsanto Corporation. Dr. Schoenhard was also Adjunct Professor of Pharmacology, School of Medicine, University of Pennsylvania for a number of years. Dr. Schoenhard received his B.S. from Michigan State University and his M.S. and Ph.D. from Oregon State University.

Robert Z. Gussin, Ph.D. has served as a director since 2003. Dr. Gussin worked at J&J for 26 years, most recently as Chief Scientific Officer and Corporate Vice President, Science and Technology from 1986 through his retirement in 2000. Prior to assuming this role, Dr. Gussin worked at J&J’s McNeil division for 12 years, most recently as Vice President, Research and Development and Vice President, Scientific Affairs. From 1967 to 1974, Dr. Gussin held various research positions with Lederle Laboratories, a pharmaceutical company. Dr. Gussin sits on the advisory boards of the Duquesne University Pharmacy School, The Graduate School of the University of Notre Dame, The Harvard University School of Public Health and the University of Michigan Medical School Department of Pharmacology. Dr. Gussin is a director of Locus Pharmaceuticals, Inc. Dr. Gussin received his B.S. and M.S. degrees from Duquesne University and his Ph.D. in Pharmacology from the University of Michigan, Ann Arbor.

Vernon R. Loucks, Jr. has served as a director since 2003. Mr. Loucks has served as Chairman of The Athena Group, LLC, a private equity firm, since January 2001 and Chief Executive Officer of Segway LLC from January 2003 to November 2003. Mr. Loucks served at Baxter International, Inc. as Chief Executive Officer from 1980 to December 1998, and Chairman from 1987 to December 1999. Mr. Loucks also serves as a director of Affymetrix, Inc., Anheuser-Busch Companies, Inc., Emerson Electric Co., Edwards Lifesciences Corporation and Segway LLC. Mr. Loucks received his B.A. degree from Yale University and his M.B.A. degree from the Harvard Graduate School of Business Administration.

Michael J. O’Donnell, Esq. has served as a director since 1998. Mr. O’Donnell has been a member of the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, the Company’s corporate counsel, since 1993. Mr. O’Donnell serves as corporate counsel to numerous public and private biopharmaceutical and life sciences companies. Mr. O’Donnell received a J.D. degree, cum laude, from Harvard University and a B.A. degree from Bucknell University, summa cum laude.

Sanford R. Robertson has served as a director since 1998. Mr. Robertson has been a partner of Francisco Partners, a technology buyout fund, since 1999. Prior to founding Francisco Partners, Mr. Robertson was the founder and chairman of Robertson, Stephens & Company, a technology investment bank formed in 1978 and sold to BankBoston in 1998. Since the sale, Mr. Robertson has been a technology investor and advisor to several technology companies. Mr. Robertson was also the founder of Robertson, Colman, Siebel & Weisel, later renamed Montgomery Securities, another technology investment bank. Mr. Robertson is a director of Salesforce.com and Dolby Laboratories, Inc. Mr. Robertson received his B.A. and M.B.A. degrees with distinction from the University of Michigan.

Director Compensation

The Company reimburses its officers and directors for expenses incurred in attending any Board of Directors or committee meeting.

The Company’s non-employee directors are eligible to participate in the Company’s 1998 Stock Plan, as amended. Currently each non-employee director who serves as a director on the date of each Annual Stockholders Meeting receives an option to purchase 25,000 shares of the Company’s Common Stock. An automatic grant of 25,000 shares of Common Stock will be made to a director who first becomes a non-employee director (except those directors who become non-employee directors by ceasing to be employee directors) on the date he or she first attends a meeting of the Board of Directors or one of its committees, and each non-employee director will automatically be granted an option to purchase 25,000 shares of Common Stock on the date of the Company’s annual stockholder’s meeting, provided he or she serves on the Company’s Board of Directors as of such date. All options automatically granted to non-employee directors will (i) vest as to 25% of the shares subject to the option on each anniversary of the date of grant, subject to his or her continuing to serve as a member of the Board of Directors on such date, (ii) be exercisable only while he or she remains a member of the Board of Directors, (iii) have a term of 10 years, and (iv) have an exercise price equal to 100% of the fair market value per share of Common Stock on the date of grant.

In 2005, the Board of Directors granted an option to purchase 15,000 shares of Common Stock at $5.44 per share (100% of the fair market value of the Common Stock on the date of grant) to each non-employee director serving on a Committee of the Board of Directors. These options vest as to 25% of the shares subject to such options on each anniversary of the date of grant, subject to each individual continuing to serve as a member of the Board of Directors on such date. These option grants have a term of 10 years.

Employee directors who meet the eligibility requirements may participate in the Company’s 2000 Employee Stock Purchase Plan.

The Company maintains directors and officers indemnification insurance coverage. This insurance covers directors and officers individually. These policies currently run from July 13, 2005 through July 13, 2006 at a total annual cost of $393,688. The primary carrier is U.S. Specialty Insurance Company.

Board Meetings and Committees

The Board of Directors of the Company held a total of six meetings during the fiscal year ended December 31, 2005. No director serving throughout fiscal year 2005 attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which such director served. Mr. O’Donnell, Mr. Robertson, Mr. Barbier and Dr. Friedmann attended all meetings of the Board of Directors. The Board of Directors has a standing Audit Committee that oversees the accounting and financial reporting processes of the Company and audits of the financial statements of the Company, and a standing Compensation Committee. The Board of Directors does not have a standing Nominating Committee.

The Audit Committee consists of directors Dr. Gussin, Mr. Loucks and Mr. Robertson each of whom the Board of Directors of the Company has determined is independent as defined under the National Association of Securities Dealers Inc. listing standards as well as the SEC rules. The Board of Directors has also determined that Mr. Robertson is an “audit committee financial expert” as defined in the SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee reviews the Company’s internal accounting procedures, consults with and reviews the services provided by the Company’s independent registered public accounting firm and makes recommendations to the Board of Directors regarding the selection of independent registered public accounting firm. The Audit Committee held seven meetings during fiscal 2005.

The Compensation Committee consists of directors Dr. Gussin and Mr. Robertson. The Compensation Committee reviews and recommends to the Board of Directors the salaries, incentive compensation and benefits of the Company’s officers and employees and administers the Company’s stock plans and employee benefit plans. The Compensation Committee held one meeting during fiscal 2005.

The Board of Directors evaluates all proposed director nominees and incumbent directors before nomination, including the slate of director nominees proposed by the Board of Directors to our stockholders for election and any director nominees to be elected or appointed by the Board of Directors to fill interim director vacancies on the Board of Directors. The Board of Directors determined that a Nominating Committee was not necessary, and that it was in the best interest of the Company to continue to directly oversee the activities and responsibilities that might be delegated by the Board of Directors to a Nominating Committee. All of the Company’s members of the Board of Directors may participate in the consideration of director candidates. The approval of at least a majority of the independent directors on the Board of Directors is required to nominate a director candidate for a position on the Company’s Board of Directors.

The Board of Directors selects as candidates to the Board of Directors for appointment or nomination individuals of high personal and professional integrity and ability who can contribute to the Board of Directors’ effectiveness in serving the interests of the Company’s stockholders. In addition, director nominees are expected to have appropriate management experience that would be relevant to our current and expected future business direction, a track record of accomplishment and a commitment to ethical business practices. The Board of Directors utilizes its own resources to identify qualified candidates to join the Board of Directors and may, in the future, use an executive recruiting firm to assist in the identification and evaluation of such qualified candidates. For these services, an executive recruiting firm would be paid a fee.

The Board of Directors has not established a procedure for considering nominees for director nominated by the Company’s stockholders. The Board of Directors believes that our Board of Directors can identify appropriate candidates to our Board of Directors. Stockholders may nominate candidates for director in accordance with the advance notice and other procedures contained in our bylaws.

We do not have formal policies regarding attendance by members of the Board of Directors at our annual meetings of stockholders, but directors are encouraged to attend annual meetings of the Company’s stockholders. Two directors attended the 2005 annual meeting of stockholders. In addition, we do not have a formal policy regarding stockholder communication with the Board of Directors. However, stockholders may communicate with the Board of Directors by sending an e-mail to the Company’s Senior Manager of Investor Relations at cwaarich@paintrials.com or by writing to us at Pain Therapeutics, Inc., Attention: Investor Relations, 416 Browning Way, South San Francisco, CA 94080. Stockholders who would like their submissions directed to an individual member of the Board of Directors may so specify, and the communication will be forwarded, as appropriate.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee or executive officer of the Company has served as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee. Since the formation of the Compensation Committee in March 2000, none of its members has been an officer or employee of the Company while a member of the Compensation Committee.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of February 15, 2006, certain information with respect to the beneficial ownership of the Company’s Common Stock by (i) any person (including any group as that term is used in Section 13(d)(3) of the Exchange Act), known by the Company to be the beneficial owner of more than 5% of the Company’s voting securities, (ii) each director and each nominee for director to the Company, (iii) each of the executive officers named in the Summary Compensation Table appearing herein, and (iv) all executive officers, directors and nominees for director of the Company as a group. The number and percentage of shares beneficially owned are based on the aggregate of 46,694,392 shares of Common Stock outstanding as of February 15, 2006, adjusted as required by the rules promulgated by the SEC. The Company does not know of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

Name and Address of Beneficial Owners(1)	Number of Shares	Percent of Common Stock Outstanding
Eastbourne Capital(2) 1101 Fifth Avenue, Suite 160 San Rafael, CA 94901	7,435,741	15.9%
Wentworth, Hauser & Violich(3) 353 Sacramento Street, Suite 600 San Francisco, CA 94111	3,399,470	7.3%
Remi Barbier(4)	9,127,074	19.5%
Nadav Friedmann, Ph.D., M.D.(5)	1,000,139	*
Sanford R. Robertson(6) 288 Sand Hill Road, Suite 280 Menlo Park, CA 94025	323,081	*
Grant L. Schoenhard, Ph.D.(7)	306,715	*
Peter S. Roddy(8)	284,801	*
Michael J. O’Donnell, Esq.(9) Wilson Sonsini Goodrich & Rosati 650 Page Mill Road Palo Alto, CA 94304	152,214	*
Robert Z. Gussin, Ph.D.(10) 1281 Gulf of Mexico Dr., Suite 803 Longboat Key, FL 34228	47,812	*
Vernon R. Loucks, Jr.(11) 1101 Skokie Blvd., Suite 240 Northbrook, IL 60062	27,812	*
All directors, executive officers and nominees for director as a group (8 persons) (12)	11,269,648	24.1%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of the Company’s Common Stock.
(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Unless otherwise indicated, the address for directors, executive officers and nominees for director is the Company’s address.
(2)	Based on Schedule 13G as filed with the SEC and dated February 8, 2006.
(3)	Based on Schedule 13G as filed with the SEC and dated February 6, 2006.
(4)	Includes 1,010,874 shares issuable pursuant to options exercisable within 60 days of February 15, 2006.
(5)	Includes 800,518 shares issuable pursuant to options exercisable within 60 days of February 15, 2006.
(6)	Includes 154,062 shares issuable pursuant to options exercisable within 60 days of February 15, 2006.

(7)	Includes 306,715 shares issuable pursuant to options exercisable within 60 days of February 15, 2006
(8)	Includes 270,830 shares issuable pursuant to options exercisable within 60 days of February 15, 2006.
(9)	Includes 45,000 shares held by WS Investment Company 98B, 12,162 shares held by WS Investment Company 99B, 1,777 shares held by WS Investment Company 2000A, 5,775 shares held by Michael J. O’Donnell, and 87,500 shares issuable to Mr. O’Donnell pursuant to options exercisable within 60 days of February 15, 2006. Mr. O’Donnell, a director of the Company, is a general partner of WS Investment Company. Mr. O’Donnell disclaims beneficial ownership of the shares held by WS Investment Company, except to the extent of his partnership interest in such shares. Mr. O’Donnell is also a partner in Wilson Sonsini Goodrich & Rosati, Professional Corporation, the Company’s corporate counsel.
(10)	Includes 47,812 shares issuable pursuant to options exercisable within 60 days of February 15, 2006.
(11)	Includes 27,812 shares issuable pursuant to options exercisable within 60 days of February 15, 2006.
(12)	Includes 2,706,123 shares issuable pursuant to options exercisable within 60 days of February 15, 2006.

Executive Compensation

The following table sets forth all compensation paid or accrued during fiscal years 2005, 2004 and 2003 to the Company’s President and Chief Executive Officer and each of the Company’s other executive officers.

Summary Compensation Table

	Fiscal Year	Annual Compensation		Long-Term Compensation Awards	All Other Compensation(1)
Name and Principal Position		Salary	Bonus	Securities Underlying Options(#)
Remi Barbier President, Chief Executive Officer and Chairman of the Board	2005 2004 2003	$463,417 $426,693 $397,553	$200,000 $165,000 $150,000	300,000 250,000 200,000	$3,530 $2,802 $2,720
Nadav Friedmann, Ph.D. M.D. Chief Medical and Operating Officer and director	2005 2004 2003	$360,500 $334,177 $322,340	$150,000 $125,000 $100,000	250,000 150,000 125,000	$6,217 $6,600 $5,544
Peter S. Roddy Vice President and Chief Financial Officer	2005 2004 2003	$252,583 $236,548 $225,126	$ 70,000 $ 60,000 $ 35,000	125,000 100,000 50,000	$1,046 $2,032 $ 616
Grant L. Schoenhard, Ph.D. Chief Scientific Officer	2005 2004 2003	$283,167 $262,116 $236,105	$ 30,000 $ 25,000 $ 65,000	75,000 75,000 123,500	$5,211 $5,930 $2,783

(1)	All other compensation includes life insurance premiums paid by the Company on behalf of the executive officers.

Option Grants in 2005

The following table sets forth information concerning grants of stock options to each of the executive officers named in the Summary Compensation Table during 2005.

	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees During Period(%)	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term
Name					5%	10%
Remi Barbier	300,000	16.0%	$5.25	5/31/2015	$990,509	$2,510,144
Nadav Friedmann, Ph.D., M.D.	250,000	13.3%	$5.25	5/31/2015	$825,424	$2,091,787
Peter S. Roddy	125,000	6.6%	$5.25	5/31/2015	$412,712	$1,045,893
Grant L. Schoenhard, Ph.D.	75,000	4.0%	$5.25	5/31/2015	$247,627	$627,536

All options granted to these executive officers in 2005 were granted under the 1998 Stock Plan, as amended. One forty-eighth of the shares subject to each option vests and becomes exercisable one month after the vesting commencement date, and an additional one forty-eighth of the shares subject to each option vests each month thereafter. The percent of the total options set forth below is based on an aggregate of 1,738,800 options granted to employees during 2005.

Potential realizable value represents hypothetical gains that could be achieved for the options if exercised at the end of the option term assuming the fair market value of the Common Stock on the date of grant appreciates at 5% and 10% annually over the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the SEC and do not represent our estimate or projection of the Company’s future Common Stock price.

Aggregate Option Exercises in 2005 and Values at December 31, 2005

The following table sets forth information concerning exercisable and unexercisable stock options held by the executive officers named in the Summary Compensation Table at December 31, 2005.

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Remi Barbier	—	—	940,040	511,460	$66,063	$386,938
Nadav Friedmann, Ph.D., M.D.	75,000	$316,250	757,811	367,189	$82,552	$322,448
Peter S. Roddy	—	—	238,019	236,981	$577,898	$324,852
Grant L. Schoenhard, Ph.D.	—	—	281,321	168,679	$16,515	$96,735

(1)	Value is determined by subtracting the exercise price of an option from the $6.76 per share fair market value of the Company’s Common Stock as of December 31, 2005.

The value of unexercised in-the-money options is based on the fair market value per share, as of December 31, 2005, of the Company’s Common Stock underlying the options less the actual exercise prices. All options were granted under the Company’s 1998 Stock Plan, as amended. One forty-eighth of the shares subject to each option vests and becomes exercisable one month after the vesting commencement date, and an additional one forty-eighth of the shares subject to each option vests each month thereafter.

Employment and Other Agreements

In July 1998, the Company entered into an employment agreement with Mr. Barbier, the Company’s President, Chief Executive Officer, Chairman of the Board of Directors and a 5% stockholder of the Company. Mr. Barbier is eligible to receive an annual bonus in an amount to be determined by the Board of Directors. The agreement automatically renews for consecutive one-year terms each July unless the Company or Mr. Barbier terminates the agreement earlier on sixty days’ notice. The agreement entitles Mr. Barbier to serve on the Board of Directors for as long as he is the Company’s President and Chief Executive Officer. Thereafter, he will remain a member of the Board of Directors only if the Company terminates his employment without cause. The agreement also provides that if the Company terminates Mr. Barbier without cause, the Company must pay him his base salary for twelve months following the date of his termination.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

The following is the report of the Compensation Committee of the Board of Directors with respect to the compensation paid to the Company’s executive officers during the fiscal year ended December 31, 2005. Actual compensation earned during fiscal 2005 by the named executive officers is shown in the Summary Compensation Table above under “Executive Compensation.”

Introduction

The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company, and recommends to the Board of Directors the compensation plans and specific compensation levels for executive officers. One of the Committee’s goals is to ensure that the Company’s executive compensation programs are competitive with those of regional companies in our industry. In addition, the Committee strives to enable the Company to attract and retain key people and motivate them to achieve or exceed certain key objectives of the Company by making individual compensation directly dependent on the achievement of certain corporate and individual goals, and by providing rewards for meeting or exceeding those goals.

Compensation Programs

Base Salary. The Committee recommends base salaries for executive officers, and reviews such salaries on an annual basis. In general, the salaries of executive officers are based upon a review of surveys of publicly held companies in our industry and of a similar size to the Company. Base pay increases vary according to individual contributions to the Company’s success and comparisons to similar positions within the Company and at other comparable companies.

Bonuses. The Committee recommends bonuses for executive officers to the Board of Directors. Each executive officer is evaluated individually to determine a bonus for the fiscal year based on performance criteria, including, among other criteria, progress towards or achievement of milestones in such executive’s area of responsibility and with respect to the Company’s financial performance generally.

Stock Options. The Committee believes that stock options provide additional incentive to officers to work towards maximizing stockholder value. The Committee views stock options as one of the more important components of the Company’s long-term, performance-based compensation philosophy. These options are provided through initial grants at or near the date of hire and through subsequent periodic grants. The Company generally grants options that become exercisable over a four-year period as a means of encouraging executives and other employees to remain with the Company and to promote its success. Options granted by the Company to its executive officers and other employees have exercise prices equal to the fair market value at the time of grant. This approach is designed to focus executives on the enhancement of stockholder value over the long term and encourage equity ownership in the Company. Options vest and become exercisable at such time as determined by the Board. The initial option grant is designed to be competitive with those of comparable companies for the level of the job that the executive holds and motivate the executive to make the kind of decisions and implement strategies and programs that will contribute to an increase in the Company’s stock price over time. Periodic additional stock options within the comparable range for the job are granted to reflect the executives’ ongoing contributions to the Company, to create an incentive to remain at the Company and to provide a long-term incentive to achieve or exceed the Company’s financial goals.

Compensation Limitations

The Company has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company’s executive officers. Under Section 162(m) of the Internal Revenue Code, adopted in August 1993, and regulations adopted thereunder by the Internal Revenue Service, publicly-held companies may be precluded from deducting certain compensation paid to an executive officer in excess of $1.0 million in a year. The regulations exclude from this limit performance-based compensation and stock options provided certain requirements, such as stockholder approval, are satisfied. The Company plans to take actions, as necessary, to ensure that its stock option plans and executive annual cash bonus plans qualify for exclusion.

Compensation for the Chief Executive Officer

Remi Barbier, a founder of the Company, is the Chief Executive Officer, President and Chairman of the Board of Directors of the Company. The Committee uses the performance criteria described above in setting the base salary and bonus for Mr. Barbier, except that his salary is adjusted according to whether overall corporate, rather than individual, objectives were met. The Committee evaluated market data for similar positions and considered overall performance in determining Mr. Barbier’s total compensation. The Committee and the Board of Directors determined that it was appropriate to increase Mr. Barbier’s base salary from $450,000 to $473,000 effective May 31, 2005. At the recommendation of the Compensation Committee, the Board of Directors awarded Mr. Barbier a cash bonus of $200,000 in 2005 relative to 2005 performance and granted Mr. Barbier stock options to purchase 300,000 shares of Common Stock in 2005.

Respectfully Submitted By:

MEMBERS OF THE COMPENSATION COMMITTEE

Robert Z. Gussin, Ph.D.

Sanford R. Robertson

Dated: March 7, 2006

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

The Audit Committee operates under a written charter adopted by the Board of Directors. The purpose of the Audit Committee includes the following:

•	Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

•	Assist the Board of Directors of the Company in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s financial reporting process, (iii) the Company’s compliance with legal and regulatory requirements under applicable securities law, (iv) the independent registered public accounting firms’ qualifications, independence and performance, and (v) the Company’s systems of internal accounting and financial controls;

•	Prepare a report in the Company’s annual proxy statement in accordance with the rules of the SEC;

•	Provide the Board of Directors with the results of its monitoring and recommendations derived therefrom; and

•	Provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that come to its attention and that require the attention of the Board of Directors.

Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls.

In fulfilling its responsibilities, the Audit Committee has:

•	Reviewed and discussed the audited financial statements with management;

•	Discussed with Ernst & Young LLP matters required to be discussed under Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended; and Statement of Auditing Standards No. 90 Audit Committee Communications;

•	Received from Ernst & Young LLP written disclosures and a letter regarding their independence required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and has discussed with Ernst & Young LLP their independence from management and the Company.

The Audit Committee discussed with the Company’s independent registered public accounting firm, the overall scope and plans for the audit. The Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2005 for filing with the SEC. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of the Company’s independent registered public accounting firm.

The Audit Committee has adopted a written charter. The Committee held seven meetings during the year ended December 31, 2005. All of the members of the Audit Committee are considered independent, as defined in the National Association of Securities Dealers, Inc. listing standards and Rule 10A-3 of the Exchange Act.

Respectfully Submitted by:

MEMBERS OF THE AUDIT COMMITTEE

Sanford R. Robertson, Audit Committee Chair

Robert Z. Gussin, Ph.D.

Vernon R. Loucks, Jr.

Dated: March 7, 2006

Performance Graph

Set forth below is a line graph comparing the percentage change in the cumulative return to the stockholders of the Company’s Common Stock with the cumulative return of the Nasdaq Stock Market (U.S.) Index and of the Nasdaq Pharmaceutical Index for the period commencing December 31, 2000 and ending on December 31, 2005. Returns for the indices are weighted based on market capitalization at the beginning of each measurement point.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN(*) AMONG

PAIN THERAPEUTICS, INC., NASDAQ STOCK MARKET (U.S.) INDEX AND THE

NASDAQ PHARMACEUTICAL INDEX

(*)	The graph assumes that $100 was invested on December 31, 2000, in the Company’s Common Stock and, in the Nasdaq Stock Market (U.S.) Index and the Nasdaq Pharmaceutical Index, and that all dividends were reinvested. The Company has not declared or paid any dividends on the Company’s Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

CUMULATIVE TOTAL RETURN AT PERIOD ENDED

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Pain Therapeutics, Inc.	100.00	61.58	16.07	46.72	48.47	45.45
Nasdaq Stock Market (U.S.)	100.00	79.08	55.95	83.35	90.64	92.73
Nasdaq Pharmaceutical Index	100.00	85.35	53.53	77.72	84.27	92.80

The information contained above under the captions “Report of the Compensation Committee of the Board of Directors,” “Report of the Audit Committee of the Board of Directors” and “Performance Graph” shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, (the “Securities Act”) or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a). Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal 2005, the Company’s executive officers and directors complied with all applicable filing requirements.

CERTAIN BUSINESS RELATIONSHIPS

Since our inception, and during the last fiscal year, Wilson Sonsini Goodrich & Rosati, Professional Corporation has provided legal services to us. One of the directors of the Company, Michael O’Donnell, Esq., is a member of Wilson Sonsini Goodrich & Rosati, Professional Corporation, which beneficially owns an aggregate of 152,214 shares of the Company’s Common Stock.

Except as noted above, during the last fiscal year, there has not been nor is there currently proposed any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer, holder of more than 5% of the Common Stock of the Company or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than (1) compensation agreements and other arrangements, which are described where required in “Employment and Other Agreements” and (2) the indemnification agreements described below.

Indemnification of Directors and Officers

The Company has entered into indemnification agreements with each of its directors and officers, which require the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law.

OTHER MATTERS

The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy form to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS

Dated: April 10, 2006

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

PAIN THERAPEUTICS, INC.

The undersigned hereby appoints Remi Barbier and Peter S. Roddy, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Pain Therapeutics, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May, 25, 2006 at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation located at 650 Page Mill Road, Palo Alto, California 94304 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ FOLD AND DETACH HERE Δ

PAIN THERAPEUTICS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

2006 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 25, 2006

YOUR VOTE IS IMPORTANT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Company, on behalf of the Board of Directors, for the 2006 Annual Meeting of Stockholders. The Proxy Statement and the related Proxy Form are being distributed on or about April 20, 2006. You can vote your shares using one of the following methods:

•	Complete and return a written Proxy Card, or
•	Attend the Company’s 2006 Annual Meeting of Stockholders and vote.

All stockholders are cordially invited to attend the Meeting. However to ensure your representation at the Meeting, you are urged to mark, sign, date and return the attached Proxy Card as promptly as possible in the postage pre-paid envelope enclosed for that purpose. Any Stockholder attending the Meeting may vote in person even if he or she has returned a Proxy Card.

DIRECTORS RECOMMEND VOTE “ FOR” ALL NOMINEES AND PROPOSALS.	Please Mark Here for Address Change or Comments	☐

SEE REVERSE SIDE

WITHHELD FOR ALL
VOTE ON DIRECTORS	FOR		VOTE ON PROPOSALS	FOR	AGAINST	ABSTAIN
1. To elect three (3) Class III Directors, to serve for a three year term and until their successors are duly elected and qualified (Proposal One);	☐	☐	2. To ratify the selection of Ernst & Young LLP as independent registered accounting firm to the Company for the fiscal year ending December 31, 2006, (Proposal Two); and	☐	☐	☐
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
Nominees:
01 Remi Barbier,			3. To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.
02 Vernon R. Loucks, Jr.
03 Sanford R. Robertson

Instructions: To withhold authority to vote for any nominee, mark “for” and write the number(s) of the nominee(s) in the space provided below.			THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED,WILL BE VOTED FOR THE PROPOSALS

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

... ..............................................................................................

Δ FOLD AND DETACH HERE Δ

Vote by Mail

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

Vote In Person

Attend the Company’s Annual Meeting of Stockholders on May 25, 2006 at 10:00 a.m., local time,

at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation

located at 650 Page Mill Road, Palo Alto, California 94304, and vote in person at the Meeting.